THIRD AMENDMENT TO MULTICURRENCY
REVOLVING CREDIT AGREEMENT
This THIRD AMENDMENT TO MULTICURRENCY REVOLVING CREDIT AGREEMENT (this “Third Amendment”) is made and entered into as of the 29th day of March 2013, by and among LOJACK CORPORATION (“LoJack”), the Subsidiaries listed on Schedule 1 to the Credit Agreement referred to below (collectively with LoJack, and together with the other Persons that from time to time become Borrowers pursuant to the provisions of the Credit Agreement, the “Borrowers”), the Guarantors listed on Schedule 1 to the Credit Agreement (collectively with the other Persons that from time to time become Guarantors pursuant to the provisions of the Credit Agreement, the “Guarantors”), the Lenders listed on Schedule 2 to the Credit Agreement (collectively, the “Lenders”), RBS CITIZENS, N.A., as Administrative Agent for itself and each of the other Lenders from time to time party to the Credit Agreement (the “Administrative Agent”) and Lead Arranger, and TD BANK, N.A., as Issuing Bank. Capitalized terms used herein without definition shall have the respective meaning assigned to such terms in the Credit Agreement.
WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent are party to that certain Multicurrency Revolving Credit Agreement, dated as of December 29, 2009 (as the same has been, and may be further, amended, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms set forth therein;
WHEREAS, the Borrowers and the Guarantors have requested certain amendments to the Credit Agreement, including, but not limited to, the extension of the Maturity Date until July 31, 2015; and
WHEREAS, the Administrative Agent and the Required Lenders are willing to make such amendments to the Credit Agreement on the terms set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.	AMENDMENTS TO CREDIT AGREEMENT.
Effective as of the Third Amendment Date (as defined below), the Credit Agreement is hereby amended as follows:
(1)    Amendments to Section 1.1 (Definitions) of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:
(a)    The definition of “Debt Service Coverage Ratio” is hereby amended by adding the following parenthetical immediately after “Consolidated Capital Expenditures of such Person for such period”:

“(excluding Capital Expenditures made by the Borrowers and their Subsidiaries in an aggregate amount not to exceed $3,500,000 during the term of this Agreement relating to the Borrowers’ one-time investment in a new enterprise resource planning system)”
(b)    The definition of “Maturity Date” is hereby amended by deleting the reference therein to “January 10, 2014” and inserting the following in place thereof: “July 31, 2015.”
(c)    The following definition of “Third Amendment Date” is hereby inserted in the correct alphabetical position:
“Third Amendment Date. Means March 29, 2013.”
(2)    Amendment to Section 9.5 (Reserved) of the Credit Agreement. Section 9.5 of the Credit agreement is hereby amended by deleting “[Reserved].” and inserting the following in place thereof:
“§ 9.5 No 2013 Dividends.
Commencing on the Third Amendment Date and ending on December 31, 2013, LoJack shall not, without the required consent of the Lenders, directly or indirectly, declare, order, pay, make or set apart any sum for any dividend, return of capital, distribution or any other payment and whether in cash, securities or other property, on account of any Capital Stock of LoJack.”
(3)     Amendment to Section 9.10 (No Stock Repurchase) of the Credit Agreement. The proviso set forth in Section 9.10 of the Credit Agreement is hereby amended by (a) deleting the reference therein to “$10,000,000” and inserting the following in place thereof: “$5,000,000” and (b) deleting the reference therein to “Second Amendment Date” and inserting the following in place thereof: “Third Amendment Date”.
(4)    Amendment to Section 10.1 (Debt Service Coverage Ratio) of the Credit Agreement. Section 10.1 of the Credit Agreement is hereby amended by deleting the reference therein to “December 31, 2009” and inserting the following in place thereof: “December 31, 2013”.
(5)    Amendment to Section 10.2 (Funded Debt to EBITDA Ratio) of the Credit Agreement. Section 10.2 of the Credit Agreement is hereby deleted, and replaced with the following:
“As at the end of any fiscal quarter commencing with the quarter ending December 31, 2012, the ratio of (a) Consolidated Funded Debt less, solely for the purpose of calculating covenant compliance with this Section 10.2 and for no other purpose, unencumbered (other than Liens created pursuant to the Loan Documents) cash denominated in Dollars and maintained in the United States with RBS Citizens, N.A. in an amount up to $10,000,000 to (b) Consolidated EBITDA of the Borrowers for the four (4) consecutive fiscal quarters ending on such date (the “Funded Debt to EBITDA Ratio”) shall not exceed 2.25:1.00.”

(6)    New Section 10.5 (Minimum Consolidated EBITDA) of the Credit Agreement. The following is added to the Credit Agreement as Section 10.5 (Minimum Consolidated EBITDA) thereof:
“§ 10.5 Minimum Consolidated EBITDA.
As of the end of each fiscal quarter set forth below, Consolidated EBITDA for the four (4) consecutive fiscal quarters ending on such date shall not be less than the amount set forth below for such period:

Period Ending	Minimum Consolidated EBITDA
March 31, 2013	$3,000,000
June 30, 2013	$4,000,000
September 30, 2013	$5,000,000”

(7)    Amendment to Schedule 2.1 (Authorized Representatives) to the Credit Agreement. Schedule 2.1 to the Credit Agreement is hereby deleted and replaced with the restated Schedule 2.1 attached as Annex A hereto.
(8)    Amendment to Exhibit E (Form of Compliance Certificate) to the Credit Agreement. Exhibit E to the Credit Agreement is hereby deleted and replaced with the restated Exhibit E attached as Annex B hereto.

II.	CONDITIONS TO EFFECTIVENESS.
This Third Amendment shall become effective when each of the following conditions is met (the “Third Amendment Date”):
(1)    receipt by the Administrative Agent of this Third Amendment duly and properly authorized, executed and delivered by each of the respective parties;
(2)    receipt by the Administrative Agent of the letter agreement, dated the date hereof and in form and substance satisfactory to the Administrative Agent and the Required Lenders, duly and properly authorized, executed and delivered by each of the respective parties;
(3)    receipt by the Administrative Agent of certified copies of any amendments to the charter, articles of incorporation and bylaws (or comparable organizational documents for the applicable jurisdiction) of the Loan Parties executed since the Second Amendment Date, if any, certified in each instance by its Secretary, Assistant Secretary or other duly authorized officer of such Loan Party;
(4)    receipt by the Administrative Agent of copies of resolutions of the Board of Directors (or similar governing body) of the Loan Parties authorizing the execution, delivery and performance of this Third Amendment and the consummation of the transactions contemplated hereby, together with specimen signatures of the persons authorized to execute this Third Amendment on its behalf, all certified in each instance by its Secretary, Assistant Secretary or other duly authorized officer of such Loan Party;
(5)    receipt by the Administrative Agent of the certificates of good standing for each of the Loan Parties (or the substantive equivalent certificates for Loan Parties outside of the United States) from the office of the secretary of the state of its incorporation or organization;
(6)    receipt by the Administrative Agent of copies of UCC and other appropriate search reports (including Intellectual Property) covering, in the case of each search, the period from the date of the most recent search of that type delivered to the Administrative Agent through a recent date; and
(7)    receipt by the Administrative Agent (a), for the account of the Lenders, of an amendment fee equal to $45,000, which fee shall be fully earned when paid and shall be nonrefundable for any reason whatsoever and (b) such any other fees due to the Administrative Agent and the Lenders in connection with the Credit Agreement and this Third Amendment, including all of the Administrative Agent’s and the Lenders’ reasonable legal fees and expenses incurred in the connection with the preparation and negotiation of this Third Amendment.

III.	ACKNOWLEDGMENT.
The parties hereto each acknowledge and agree that on May 21, 2012 as permitted under and in accordance with Section 9.4(c) of the Credit Agreement, LoJack Operating Company, L.P. (“LoJack Operating Co”), a Borrower, merged with and into LoJack, with LoJack being the surviving corporation and LoJack, among other things, assuming the assets of LoJack Operating Co, which assets are subject to the security interest and Lien of the Administrative Agent, for the benefit of the Secured Parties, granted pursuant to the Loan Documents. Accordingly, on and after such merger date, LoJack Operating Co shall no longer be a Borrower under the Credit Agreement or the other Loan Documents.

IV.	REPRESENTATIONS AND WARRANTIES.
Each of the Borrowers and the Guarantors represents and warrants to the Administrative Agent and the Lenders as follows:
(1)    The execution, delivery and performance of this Third Amendment and the transactions contemplated hereby (i) are within the corporate authority of each Borrower and Guarantor, (ii) have been duly authorized by all necessary corporate proceedings of each Borrower and Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Borrower or Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower or any Guarantor, and (iv) do not conflict with any provision of the governing documents of any Borrower or Guarantor.
(2)    The execution, delivery and performance of this Third Amendment (and the Credit Agreement as amended hereby) will result in valid and legally binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.
(3)    The execution, delivery and performance by the Borrowers and the Guarantors of this Third Amendment do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained, if any.
(4)    The representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects (if not qualified as to materiality or Material Adverse Effect) or in any respect (if so qualified) as of the Third Amendment Date as though made on and as of the Third Amendment Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
(5)    After giving effect to this Third Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

V.	MISCELLANEOUS:
(1)    Ratification, Etc. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Third Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Third Amendment. This Third Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
(2)    Guarantor Consent. Each of the undersigned Guarantors has guaranteed all of the Obligations under (and as defined in) the Credit Agreement. By executing this Third Amendment, each of the undersigned Guarantors hereby absolutely and unconditionally reaffirms to the Lenders that such Guarantor’s Guaranty remains in full force and effect and covers all Obligations under the Credit Agreement. In addition, each of the Guarantors hereby acknowledges and agrees to the terms and conditions of this Third Amendment (including, without limitation, the making of the representations and warranties and the performance of the covenants applicable herein).
(3)    Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.
(4)    Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. This Third Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each party forever waives such defense.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Third Amendment as of the date first set forth above.
BORROWERS:

LOJACK CORPORATION

By:    /s/ Donald R. Peck
Name: Donald R. Peck
Title: EVP, CFO & Treasurer

LOJACK GLOBAL LLC

By:    /s/ Donald R. Peck
Name: Donald R. Peck
Title: EVP, CFO & Treasurer

LOJACK SAFETYNET, INC.

By:    /s/ Donald R. Peck
Name: Donald R. Peck
Title: EVP, CFO & Treasurer

BOOMERANG TRACKING INC.

By:    /s/ Donald R. Peck
Name: Donald R. Peck
Title: EVP, CFO & Treasurer

GUARANTOR:

LSC LOCATOR SYSTEMS INTERNATIONAL CORP.

By:    /s/ Donald R. Peck
Name: Donald R. Peck
Title: EVP, CFO & Treasurer

LENDERS

RBS CITIZENS, N.A.
as Lender and Administrative Agent

By:      /s/ David J. Bugbee
Name: David J. Bugbee, CFA
Title: Senior Vice President

2

TD BANK, N.A.,
as Lender and Issuing Bank

By:     /s/ Amy LeBlanc Hackett
Name: Amy LeBlanc Hackett
Title: Senior Vice President

ANNEX A

Schedule 2.1 to the Credit Agreement

John Barrett
Donald Peck
Elizabeth Marble
Randy Ortiz
Casey Delaney

ANNEX B

Exhibit E to the Credit Agreement

See Attached.